Item 24, Exhibit (b)(13)(i)

              SCHEDULE OF COMPUTATION FOR PERFORMANCE QUOTATIONS

                               One-Year Period


            Initial          Enrollment        Net
            Payment     -    Fee         =     Purchase
                                               Payments

            $1,000            $0               $1,000
_____________________________________________________________________

   Number of    Unit Value       Gross         Annual         Ending
     Units    x    at        =  Surrender - Administration =  Redemption
   Purchased     12/31/96        Value         Charge         Value

   8.604        $144.176         $1,240         $0            $1,240


   TOTAL RETURN FORMULA:

            P (1 = T) to the power of n = ERV

            $1,000.00 (1 + 24.04%) to the power of 1 = 1,240


   Where: P  =  a hypothetical initial payment (of $1,000) invested on 12/31/96.
          T  =  average annual total return assuming reinvestment
                of dividends and capital gains distributions.
          n  =  A number of years
        ERV  =  ending redeemable value


                         Item 24, Exhibit (b)(13)(ii)

              SCHEDULE OF COMPUTATION FOR PERFORMANCE QUOTATIONS

                               Five-Year Period


            Initial          Enrollment        Net
            Payment    -     Fee         =     Purchase
                                               Payment

            $1,000           $0                $1,000
   ______________________________________________________________________

   Number       Unit Value   Gross             Annual         Ending
   of Units x   at end of  = Surrender  -  Administration  =  Redemption
   Owned        each year    Value             Charge         Value

   15.228       $ 75.010      1,142             0              1,142
   15.228         85.055      1,295             0              1,295
   15.228         86.596      1,319             0              1,319
   15.228        116.231      1,770             0              1,770
   15.228        144.176      2,196             0              2,196



   TOTAL RETURN FORMULA:

            P (1 = T) to the power of n = ERV

            $1,000.00 (1 + 17.03%) to the power of 5 = 2,196


   Where: P  =  a hypothetical initial payment (of $1,000) invested on 12/31/91.
          T  =  average annual total return assuming reinvestment
                of dividends and capital gains distributions.
          n  =  A number of years
        ERV  =  ending redeemable value


                        Item 24, Exhibit (b)(13)(iii)

              SCHEDULE OF COMPUTATION FOR PERFORMANCE QUOTATIONS

                               Ten-Year Period

            Initial          Enrollment                Net Purchase
            Payment    -      Fee              =       Payment

            $1,000           $15                       $985
   _______________________________________________________________________
   Number       Unit Value       Gross         Annual         Ending
   of Units   x at end       =  Surrender - Administration = Redemption
   Owned        of each year     Value         Charge*        Value

   27.760        34.625             961         10               951
   27.466        44.032           1,210         10             1,200
   27.244        56.416           1,537          0             1,537
   27.244        53.234           1,450          0             1,450
   27.244        65.668           1,789          0             1,789
   27.244        75.010           2,044          0             2,044
   27.244        85.055           2,317          0             2,317
   27.244        86.596           2,359          0             2,359
   27.244       116.231           3,167          0             3,167
   27.244       144.176           3,928          0             3,928


   TOTAL RETURN FORMULA:

            P (1 = T) to the power of n = ERV

            $1,000.00 (1 + 14.66%) to the power of 10 = 3,928


   Where: P  =  a hypothetical initial payment (of $1,000) invested on 12/31/86.
          T  =  average annual total return assuming reinvestment
                of dividends and capital gains distributions.
          n  =  A number of years
        ERV  =  ending redeemable value


   * Represents an annual administration charge of $10.

For purposes of this example, the annual administration charge is computed by reference to the actual aggregate annual administration charges as a percentage of total assets held under the Contracts. The administration charge was eliminated on January 1, 1989.

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